SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 20, 2003 (October 17, 2003)

eResource Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware
1-8662
(State or other jurisdiction of incorporation)
(Commission File Number)

23-2265039
(IRS Employer Identification Number)

6836 Morrison Blvd., Suite 200, Charlotte, NC 28211
(Address of principal executive offices) (Zip Code)

Item 5. Other Events

On October 17, 2003, VE Holdings, Inc. (“Vacation Express”) and SunTrips, Inc. (“SunTrips”)(Vacation Express and SunTrips are collectively, “Sellers”), both wholly-owned subsidiaries of MyTravel USA Holdings, Inc. (“MyTravel”), entered into an Asset Purchase Agreement (“Asset Purchase”) with FS Tours, Inc. (“Purchaser” or the “Company”), a wholly-owned subsidiary of Flightserv, Inc. (“Flightserv”), which is a wholly-owned subsidiary of eResource Capital Group, Inc. (“RCG”).

Under the terms of the Asset Purchase, the Company will acquire all of the assets of Vacation Express and SunTrips, except for certain receivables, cash, and other excluded assets, and assume all of the liabilities, except for certain excluded liabilities, as of the closing date from the Sellers, in exchange for a $10,000,000 promissory note from the Company and Flightserv secured by certain of RCG’s holdings in Lifestyle Innovations, Inc. The purchase price may be adjusted, after closing, based on a final closing working capital amount mutually agreed upon by Purchaser and Sellers.

The parties entered into an Purchase Agreement Supplement, pursuant to which MyTravel Canada Holidays, Inc. (“MyTravel Canada”), an affiliate of MyTravel and Sellers, will become the exclusive purchaser of hotel accommodations for Purchaser for a three-year term. Purchaser will pay MyTravel Canada approximately $4,500,000 over three years under this agreement. Purchaser also entered into a Transition Services Agreement with MyTravel Canada, pursuant to which MyTravel Canada will provide Purchaser with certain transitional services after the closing of the Asset Purchase.

The closing of the Asset Purchase is subject to obtaining certain third party consents and other standard conditions to closing, as well as obtaining replacement letters of credit in the aggregate principal amount of $3 million. The transaction is scheduled to close on October 31, 2003.

The summary of the Asset Purchase described above is qualified in its entirety by reference to the Asset Purchase Agreement, which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended. The forward-looking statements contained herein involve risks and uncertainties, including those relating to the possible inability to complete the Asset Purchase as scheduled, or at all, and to achieve the anticipated benefits of the Asset Purchase . Actual results and developments may differ materially from those described in this Report. For more information about the RCG and risks arising when investing in or holding shares of RCG, investors are directed to RCG’s most recent filings with the Securities and Exchange Commission.

Item 7. Financial Statements and Exhibits

(a)	Not Applicable

(b)	Not applicable

(c)	Exhibits

10.1	Asset Purchase Agreement dated October 17, 2003, by and among FS Tours, Inc., VE Holdings Inc. and SunTrips Inc.

99.1	Press release dated October 20, 2003. The information in this press release is furnished not filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

eResource Capital Group, Inc.

s/s MICHAEL PRUITT
Michael Pruitt
Date: October 20, 2003
By: Chief Executive Officer

EXHIBIT INDEX

10.1	Asset Purchase Agreement dated October 17, 2003, by and among FS Tours, Inc., VE Holdings, Inc., and SunTrips, Inc.

99.1	Press release by eResource Capital Group, Inc. dated October 20, 2003.